Exhibit 99.(1)(B)(B)

AMERICAN SKANDIA ADVISOR FUNDS, INC.

ARTICLES OF AMENDMENT

AMERICAN SKANDIA ADVISOR FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Charter of the Corporation is hereby amended as follows:

(a)           Article SECOND of the Charter is hereby amended by deleting the existing Article SECOND in its entirety and substituting in lieu thereof a new Article to read as follows:

The name of the corporation (which is hereinafter called the “Corporation”) is:

STRATEGIC PARTNERS MUTUAL FUNDS, INC.

(b)           Article SIXTH subsection (a) of the Charter is hereby amended by changing:

(1)  the designation of the series of shares currently designated as the “ASAF William Blair International Growth Fund,” to be designated as the “Strategic Partners International Growth Fund.”

(2)  the designation of the series of shares currently designated as the “ASAF PBHG Small-Cap Growth Fund,” to be designated as the “Strategic Partners Small Cap Growth Opportunity Fund.”

(3)  the designation of the series of shares currently designated as the “ASAF DeAM Small-Cap Growth Fund,” to be designated as the “Strategic Partners Managed Small Cap Growth Fund.”

(4)  the designation of the series of shares currently designated as the “ASAF Gabelli Small-Cap Value Fund,” to be designated as the “Strategic Partners Small Company Fund.”

(5)  the designation of the series of shares currently designated as the “ASAF Goldman Sachs Mid-Cap Growth Fund,” to be designated as the “Strategic Partners Mid Cap Growth Fund.”

(6)  the designation of the series of shares currently designated as the “ASAF Neuberger Berman Mid-Cap Value Fund,” to be designated as the “Strategic Partners Relative Value Fund.”

(7)  the designation of the series of shares currently designated as the “ASAF INVESCO Technology Fund,” to be designated as the “Strategic Partners Technology Fund.”

(8)  the designation of the series of shares currently designated as the “ASAF INVESCO Health Sciences Fund,” to be designated as the “Strategic Partners Health Sciences Fund.”

(9)  the designation of the series of shares currently designated as the “ASAF ProFund Managed OTC Fund,” to be designated as the “Strategic Partners Managed OTC Fund.”

(10)  the designation of the series of shares currently designated as the “ASAF Marsico Capital Growth Fund,” to be designated as the “Strategic Partners Capital Growth Fund.”

(11)  the designation of the series of shares currently designated as the “ASAF Goldman Sachs Concentrated Growth Fund,” to be designated as the “Strategic Partners Concentrated Growth Fund.”

(12)  the designation of the series of shares currently designated as the “ASAF Large-Cap Growth Fund,” to be designated as the “Strategic Partners Managed Large Cap Growth Fund.”

(13)  the designation of the series of shares currently designated as the “ASAF Sanford Bernstein Core Value Fund,” to be designated as the “Strategic Partners Core Value Fund.”

(14)  the designation of the series of shares currently designated as the “ASAF Sanford Bernstein Managed Index 500 Fund,” to be designated as the “Strategic Partners Managed Index 500 Fund.

(15)  the designation of the series of shares currently designated as the “ASAF Alliance Growth and Income Fund,” to be designated as the “Strategic Partners Equity Income Fund.”

(16)  the designation of the series of shares currently designated as the “ASAF MFS Growth with Income Fund,” to be designated as the “Strategic Partners Growth with Income Fund.”

(17)  the designation of the series of shares currently designated as the “ASAF INVESCO Capital Income Fund,” to be designated as the “Strategic Partners Capital Income Fund.”

(18)  the designation of the series of shares currently designated as the “ASAF American Century Strategic Balanced Fund,” to be designated as the “Strategic Partners Balanced Fund.”

(19)  the designation of the series of shares currently designated as the “ASAF Federated High Yield Bond Fund,” to be designated as the “Strategic Partners High Yield Bond Fund.”

(20)  the designation of the series of shares currently designated as the “ASAF PIMCO Total Return Bond Fund,” to be designated as the “Strategic Partners Bond Fund.”

(21)  the designation of the series of shares currently designated as the “ASAF Money Market Fund,” to be designated as the “Strategic Partners Money Market Fund.”

SECOND:  The amendment does not increase the authorized stock of the Corporation.

THIRD:  The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and the amendment is limited to a change expressly permitted by Section 2-605(a) of the Maryland General Corporation Law to be made without action by stockholders.

FOURTH:  These Articles of Amendment shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, AMERICAN SKANDIA ADVISOR FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on May 10, 2004.

WITNESS:	AMERICAN SKANDIA ADVISOR FUNDS, INC.

/s/ Richard H. Kirk	By:	/s/ Robert F. Gunia
Richard H. Kirk, Assistant Secretary		Robert F. Gunia, Vice President

THE UNDERSIGNED, Secretary of AMERICAN SKANDIA ADVISOR FUNDS, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Robert F. Gunia

Vice President